EXHIBIT 10.19

ETHANOL MARKETING AGREEMENT

THIS ETHANOL MARKETING AGREEMENT (this "Agreement"), entered into and effective as of January 1, 2013 (the "Execution Date"), is entered into by and between Eco-Energy, LLC, a Tennessee limited liability company with its registered office at 725 Cool Springs Boulevard, Suite 500, Franklin, Tennessee 37067 ("Eco"), and Lincolnway Energy, LLC with its principal office located at 59511 W. Lincoln Highway, Nevada, IA 50201 ("Lincolnway").

RECITALS
A.    Lincolnway operates an ethanol production facility located in Nevada, IA (the "Plant") that is capable of producing up to approximately 58 to 60 million gallons per year of ethanol at full production (the "Output") and desires to enter into a marketing agreement for the Output.
B.    Eco is an ethanol marketer and is experienced in the marketing, selling and transportation of ethanol, and is willing to purchase and market the entire Output of the Plant.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED BETWEEN THE PARTIES:
1.Exclusivity:
(a)    Lincolnway shall sell exclusively to Eco, and Eco shall purchase from Lincolnway, the entire Output during the Term (as defined in Section 22(a)), on the terms set forth in this Agreement, except that Lincolnway Energy may sell ethanol to other persons as provided in Section 2(e). Eco acknowledges and agrees that all ethanol is intended solely for use in connection with fuel.
(b)    In the event Lincolnway sells any ethanol to any person other than as permitted herein, Eco shall have all rights and remedies available at law or otherwise, including, without limitation, offsetting amounts that would have been payable to Eco for such ethanol against amounts owed by Eco to Lincolnway.
(c)    Eco may purchase and otherwise market and sell ethanol and other products for Eco's own use or account, and Eco may also market and sell ethanol and other products of other persons (including affiliates or related parties of Eco) as well as provide services to other persons, on such terms and conditions as are determined by Eco from time to time.
2.    Purchase and Sale:
(a)    Eco shall use its commercially reasonable efforts to, from time to time, submit purchase orders or purchase contracts (each, a "Purchase Order") to Lincolnway for purchases of ethanol produced at the Plant, all upon and subject to the terms and conditions of this Agreement. Eco shall submit Purchase Orders to Lincolnway on such a periodic basis as is necessary to permit Lincolnway to operate at and maintain a production schedule that is consistent with the production schedules provided to Eco by Lincolnway pursuant to Section 6(a) and otherwise with such sufficient advance notice so as to reasonably allow Lincolnway to determine that the Storage Capacity (as that term is defined in Section 7(f)) will not be exceeded and for Lincolnway to be able to provide the services contemplated by Section 7. Eco may place a Purchase Order with Lincolnway orally, by email or by a written Purchase Order in a form mutually acceptable to Lincolnway and Eco; provided, however, that Lincolnway reserves the right to require Eco to submit any particular Purchase Order

___________________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission
E-1

or Purchase Orders only in writing. Each Purchase Order must be sent and directed to Lincolnway's Representative as designated by Lincolnway from time to time in accordance with subparagraph (c) below. The terms of any Purchase Order shall specify a purchase price F.O.B. the Plant (the "Purchase Price") and shall specify the method of transport of the ethanol (i.e., via truck, rail or some combination thereof), the pickup dates or dates for the ethanol and include a request for the sale and delivery of ethanol on a one-time basis or on a daily, weekly, monthly or other periodic basis. Any Purchase Order may be cancelled by Eco at any time, but only in writing and only prior to the time at which such Purchase Order becomes an Accepted Purchase Order (as that term is defined in Section 2(b) below). Each Purchase Order shall be subject to Section 32(a).
(b)    Lincolnway may accept or reject each Purchase Order, in its sole discretion, in whole but not in part. Lincolnway shall notify Eco of Lincolnway's acceptance or rejection of each particular Purchase Order within the time period specified in such Purchase Order, or if no time period is specified in such Purchase Order, within twenty-four (24) hours of Lincolnway's receipt of such Purchase Order (in either case, the "Acceptance Period), and if Lincolnway fails to notify Eco within the Acceptance Period, Lincolnway shall be deemed to have rejected such Purchase Order. Lincolnway may accept or reject any Purchase Order orally, by e-mail or by written notice, provided, however, that Eco reserves the right to require Lincolnway to accept or reject any particular Purchase Order or Purchase Orders only in writing. A Purchase Order that has been accepted by Lincolnway is referred to in this Agreement as an "Accepted Purchase Order", and a Purchase Order that has been rejected by Lincolnway (including a Purchase Order that is deemed to be rejected by Lincolnway as provided in this paragraph) is at times referred to in this Agreement as a "Rejected Purchase Order". Eco will be relieved of the obligation under this Agreement to further market the ethanol that is the subject of a Rejected Purchase Order, and Lincolnway shall have the right to sell or otherwise dispose of such ethanol to such persons and on such terms as are determined by Lincolnway, as provided in Section 2(e) below. Eco shall summarize the terms of each Accepted Purchase Order in the form of a purchase contract (each, a "Purchase Contract").
(c)    Each party shall designate one or more persons (each a "Representative") who shall be authorized and directed to deal with the other party hereunder and to make, respectively, all purchase and sale decisions on behalf of such party. All directions, transactions and authorizations given by such Representative(s) whether orally, electronically (including, without limitation, by email), by facsimile or in writing shall be binding upon the party that appointed the Representative. Both parties shall be entitled to rely on the authorization of the other party's Representative(s) until it receives written notification from the other party that such authorization has been revoked and the name and contact information of the replacement representative(s).
(d)    Eco will use commercially reasonable and diligent efforts to market all of the Output and to obtain the best price for all ethanol. Without limiting the generality of the foregoing, and in addition thereto, Eco shall match any offer or bid price for ethanol then being offered or made by any purchaser of ethanol, and shall make and provide such offer or bid price to Lincolnway, and if Eco fails to do so, Lincolnway Energy's rights include the right to require Eco to waive Eco's Marketing Fee (as that term is defined in Section 3(a)) in an amount equal to the Marketing Fee that would have been payable to Eco if Eco had provided the offer or bid price in question to Lincolnway.
(e)    Notwithstanding Section 1(a) or any other term or condition of this Agreement that may appear to be to the contrary, (i) if Eco fails to purchase or to take delivery of any ethanol from the Plant, for any reason whatsoever (including by reason of any Force Majeure Event, as that term is defined in Section 30) and such failure results in, or may reasonably be anticipated to result in, Lincolnway's Storage Capacity (as that term is defined in Section 7(f)) being exceeded, then Lincolnway may sell or otherwise dispose of the amount of ethanol that Lincolnway determines is

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

necessary to cause Lincolnway's Storage Capacity to not be exceeded during the following five (5) day period, and (ii) Lincolnway may sell or otherwise dispose of any ethanol that is the subject of any Rejected Purchase Order. Any such sales of ethanol by Lincolnway may be to such persons and on such terms as are determined by Lincolnway, in its sole discretion, and may be made by Lincolnway even if the ethanol in question is otherwise the subject of an Accepted Purchase Order.
(f)    If Lincolnway agrees, in Lincolnway's sole discretion, to enter into transactions with Eco for the arbitrage of replacement gallons of ethanol or for freight arbitrage, Eco agrees that all of the incremental profit on such repurchased gallons or the freight savings, as the case may be, shall be paid to Lincolnway in accordance with the provisions of Section 4.
1.    Purchase Price and Fees; Supporting Records:

(a)    The amount payable by Eco to Lincolnway for ethanol that is purchased by Eco pursuant to this Agreement shall be determined as follows (the "Net Payment"): The Net Payment for ethanol shall be the Purchase Price set forth in the applicable Accepted Purchase Order less the fee payable by Lincolnway to Eco for the services to be provided by Eco under this Agreement (the "Marketing Fee"), which shall be equal to * per gallon of ethanol.
(b)    Eco shall keep a set of books and records in accordance with generally accepting accounting principles with respect to all sales of ethanol hereunder and all costs and commissions associated therewith, and shall make such books and records reasonably available to Lincolnway or Lincolnway's independent outside accounting representatives (upon execution by such independent outside accounting representative of a mutually agreeable confidentiality agreement) at Eco's office at any time by appointment during normal business hours upon at least five (5) business days prior written notice; provided that Lincolnway shall be entitled to no more than three (3) such visits in any year. Eco shall maintain all of the books and records required by this Section for a minimum of two (2) years from the date of the creation of the particular book, entry or record in question. The costs of any review and inspection of the books and records of Eco pursuant to this subparagraph shall be borne by Lincolnway, except that Eco shall reimburse Lincolnway for all such reasonable costs, within ten (10) days of demand therefor by Lincolnway, if any such review or inspection reflects any underpayment of any amounts by Eco to Lincolnway of 2% or more over the period which is the subject of the review or inspection in question. Eco shall also in all events pay to Lincolnway, within ten (10) days of demand therefor by Lincolnway, the full amount of any underpayments, along with interest thereon as provided in Section 26(d), which are discovered in connection with any review or inspection pursuant to this subparagraph.
2.    Payment:
(g)    Subject to the term and conditions set forth in this Agreement, Eco will pay Lincolnway, by ACH or wire transfer, net seven (7) days from Eco's receipt of an invoice, bill of lading, return bill of lading, and certificate of analysis from Lincolnway. No statements or information in any certificate of analysis or other such documents shall constitute a representation or warranty by Lincolnway regarding any ethanol or any other matter.
(h)    Eco shall deliver to Lincolnway a bill of lading that identifies the ethanol for which payment is being made, the Purchase Contract that is the subject of the payment, the Purchase Price, the Marketing Fee and the Net Payment.
(i)    Eco will negotiate all freight fees regarding the shipment of ethanol from the Plant. Eco will be responsible for remitting payment directly to all Eco Carriers.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

3.    Renewable Identification Numbers: Lincolnway shall permit Eco, as agent of Lincolnway, to generate, assign and transfer the Renewable Identification Numbers (singly, a "RIN", and collectively, "RINs") for all ethanol delivered hereunder, on behalf of Lincolnway, including the creation and delivery of all necessary product transfer documents as required under all applicable federal laws and regulations through the EPA EMTS. The RINs shall be accurately and timely assigned for all ethanol by Eco and shall use an equivalency value of 1.0 for corn ethanol and 2.5 for cellulosic ethanol; provided that Eco acknowledges that Lincolnway currently only produces ethanol from corn. Such RINs shall also comply with the rules and regulations promulgated by the Environmental Protection Agency pursuant to the Renewable Fuels Standard (as it may hereafter be amended, restated or modified). Eco shall provide Lincolnway with a transaction summary of all quarterly transactions; however, Lincolnway shall remain responsible and accountable for the correct report submission of such required reports to the EPA.
4.    Production and Loading Reports and Schedules:
(a)    Lincolnway shall provide to Eco the following production forecasts:
(i)    a production schedule that reasonably estimates the ethanol production schedule at the Plant for the following six calendar months, which schedule shall be updated as determined to be necessary by Lincolnway from time to time and in all events no less often than monthly; and
(ii)    a daily status report (by noon on each day, excluding weekends and Lincolnway recognized holidays) regarding that day's ethanol inventory, the prior days production, and that day's production schedule for the Plant by 0900 A.M. (CST).
Eco acknowledges that Lincolnway may produce ethanol in excess of the amount set out in Lincolnway's then current production forecast, and Eco shall have the obligation to market and purchase all ethanol which may from time to time be produced in excess of the amount set forth in Lincolnway's then current production forecast, all upon the terms and conditions set forth in this Agreement.

(b)    Eco shall schedule the loading and shipment of all ethanol at the Plant, and shall provide to Lincolnway no later than 3 p.m. on Wednesday of each week during the term of this Agreement:
(i)    a loading schedule for the following week specifying the total loads to be shipped for the week, loads to be shipped for each Accepted Purchase Order, quantities of ethanol to be removed from the Plant each day and the method of transportation from the Plant (i.e. by truck or rail); and
(ii)    rolling monthly estimates for the following month specifying the total loads to be shipped for the month, loads to be shipped for each Accepted Purchase Order, quantities of ethanol to be removed from the Plant each day, and method of transportation from the Plant (i.e. by truck or rail).
(c)    Eco and Lincolnway shall cooperate in coordinating production and loading schedules, including by promptly notifying the other of any changes in any production or loading reports or schedules delivered hereunder.
(d)    No later than the fifth day of each calendar month during the Term, Lincolnway shall provide Eco a report specifying the number of gallons of ethanol produced by the Plant in the immediately preceding calendar month.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

5.    Delivery, Storage, Loading, Title:
(a)    The place of delivery by Lincolnway and pick-up by Eco for all ethanol purchased by Eco under this Agreement shall be F.O.B. the loading flange at the Plant. Lincolnway shall grant and allow Eco and its agents (including, without limitation, all truck and rail carriers) access to the Plant in the manner and at the times reasonably requested by Eco in order to allow Eco to take delivery of ethanol in accordance with the loading schedules provided by Eco pursuant to Section 6.
(b)    Lincolnway shall confirm, no later than the next day, meter or weight certificates, bills of lading and certificates of analysis for the previous day's deliveries of ethanol to Eco.
(c)    Eco shall arrange for all trucks and rail cars as needed to take delivery of all ethanol, and Eco shall otherwise be responsible for, and bear all fees, costs and expenses for and with respect to, the scheduling of all shipments of ethanol, including for arranging and providing for the pickup at the Plant of all ethanol by truck carrier or by railcar carrier (in either such event, each an "Eco Carrier") and for the subsequent shipment and delivery of all ethanol by each Eco Carrier to whatever locations are desired by Eco. Eco shall use its commercially reasonable efforts to manage the arrival of trucks and rail cars to be at the Plant and the transload facility for pick-up of ethanol in accordance with Eco's loading schedules as provided to Lincolnway pursuant to Section 6, or as otherwise mutually agreed by Eco and Lincolnway.
(d)    Lincolnway shall provide and supply, without charge to Eco, all facilities, equipment and labor necessary to load the ethanol into the trucks or rail cars (as applicable) of the Eco Carrier at the Plant. Lincolnway shall maintain all loading facilities and equipment at the Plant in accordance with industry standards and in good and safe operating condition and repair, subject to ordinary wear and tear and depreciation. Without limiting the preceding sentence, Lincolnway shall use commercially reasonable efforts to cause (i) all trucks and rail cars to be loaded in a safe and responsible manner, (ii) all trucks and rail cars to be loaded to their full legal capacity (except as otherwise requested by Eco), (iii) all trucks and rail cars to be promptly loaded, and (iv) a visual inspection, in accordance with normal industry practice, and prior to loading at the Plant of all trucks and rail cars. In the event foreign matter or a foreign substance is discovered in any load of ethanol delivered hereunder, Lincolnway shall take all action (at its cost and expense) to cooperate with Eco to determine such foreign matter or foreign substance and its content. Lincolnway shall handle all ethanol during the loading process in a good and workmanlike manner and in accordance with Eco's reasonable requirements and customary industry practices.
(e)    Title and risk of loss for ethanol shall pass from Lincolnway to Eco immediately at the time the ethanol passes across the loading flange between the Plant and the truck or rail car of the Eco Carrier.
(f)    Lincolnway shall provide storage space at the Plant for 10 days production of ethanol based on an annual production capacity of 60 MGPY (the "Storage Capacity"), and such storage space shall be continuously available for storage of ethanol, without charge to Eco.
6.    Quantity of Ethanol; Production:
(a)    The quantity of ethanol delivered to Eco under this Agreement and loaded by truck and rail shall be definitively established by outbound meter and weight certificates obtained from meters and scales of Lincolnway that are properly certified as of the time of loading in accordance with any requirements imposed by any governmental or regulatory authorities and that otherwise

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

comply in all material respects with all reasonable commercial standards and applicable laws, rules and regulations. Lincolnway agrees to maintain at the Plant, in good and safe operating condition and repair and in accordance in all material respects with all applicable laws, rules and regulations, truck scales suitable for weighing ethanol. All costs and expenses incurred in connection with obtaining such certificates, and maintaining such truck weights, shall be borne by Lincolnway.
(b)    If Lincolnway determines to expand the capacity of the Plant beyond 115% of the Output, Lincolnway shall give Eco written notice of such expansion and of the estimated monthly production of ethanol at the Plant after such expansion, at least six (6) months before the estimated completion date of the construction activities related to such expansion. Eco shall then have the first option during the 60 day period following receipt of such notice to elect to purchase all of the additional ethanol to be produced as a result of such expansion pursuant to this Agreement.
7.    [INTENTIONALLY LEFT BLANK]
8.    Rejection of Ethanol by Eco: Eco may reject any ethanol that fails to meet the Specifications (as that term is defined in Section 15(f)) during the Warranty Period (as that term is defined in Section 15(f)). Eco shall provide Lincolnway written notice of any such rejection of ethanol before the close of the Warranty Period, along with satisfactory written evidence and other proof of such failure.
If any ethanol is properly rejected by Eco before the close of the Warranty Period (the "Rejected Ethanol"), Eco will, in its discretion:
(a)    Offer Lincolnway a reasonable opportunity to examine and take possession of the Rejected Ethanol, at Lincolnway cost and expense, if Eco reasonably determines that the condition of the Rejected Ethanol permits such examination and delivery prior to disposal;
(b)    Dispose of the Rejected Ethanol in the manner as directed by Lincolnway, and at Lincolnway cost and expense, subject to the requirements of applicable laws, rules and regulations and any third-party rights; or
(c)    If Eco has no reasonably available means of disposing of the Rejected Ethanol, and if Lincolnway fails to direct Eco to dispose of the Rejected Ethanol or directs Eco to dispose of the Rejected Ethanol in a manner inconsistent with applicable laws, rules or regulations or any third-party rights, then Eco may return the Rejected Ethanol to Lincolnway, at Lincolnway cost and expense.

Eco's obligation with respect to any Rejected Ethanol shall be fulfilled upon Lincolnway taking possession of the Rejected Ethanol, the disposal of the Rejected Ethanol or the return of the Rejected Ethanol to Lincolnway, as the case may be, in accordance with subparagraphs (a), (b) or (c) above.
Lincolnway shall reimburse Eco for all costs and expenses incurred by Eco for storing, transporting, returning, disposing of or otherwise handling Rejected Ethanol, and Eco shall provide Lincolnway with reasonable substantiating documentation for all such costs and expenses. Lincolnway shall also refund any amounts paid by Eco to Lincolnway for Rejected Ethanol within ten (10) days of the date of Lincolnway's receipt of Eco's written notice of the rejection. Eco shall have no obligation to pay Lincolnway for Rejected Ethanol, and Eco may deduct from payments otherwise due from Eco to Lincolnway under this Agreement the amount of any reimbursable costs or any required refund by Lincolnway as described above.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

Lincolnway shall not be relieved with its obligation to fulfill an Accepted Purchase Order based upon Eco properly rejecting ethanol under this Section 10. Eco shall be entitled to replace any Rejected Ethanol and Lincolnway shall be required to reimburse Eco the difference between the purchase price for the replacement ethanol and the costs annotated on the applicable Accepted Purchase Order.
If any ethanol is rejected following the transfer of title and risk of loss to Eco under Section 7(e), title and risk of loss to the Rejected Ethanol shall automatically revert to Lincolnway effective upon Eco providing Lincolnway with a valid and bona fide written notice of the rejection of the ethanol.
9.    Testing and Samples: If Lincolnway knows or has reason to believe that any ethanol sold hereunder does not meet the Specifications, Lincolnway shall promptly notify Eco so that such ethanol can be tested before entering the stream of commerce. If Eco knows or has reason to believe that any ethanol does not meet the Specifications, then Eco shall promptly notify Lincolnway and may obtain independent laboratory tests of such ethanol. If a test is initiated by Eco pursuant to the preceding sentence and the ethanol is tested and found to meet the Specifications, then Eco shall be responsible for the costs of testing such ethanol. Lincolnway shall be responsible for all testing costs in all other circumstances.
Lincolnway will take an origin sample of ethanol representative of every truck and rail car loaded at the Plant, using sampling methodology that is consistent with industry standards. Lincolnway will label the samples to indicate the date of testing and keep records identifying specific units that were loaded from such sample. The samples and identifying records will be retained by Lincolnway for sixty (60) days. Testing of sulfate levels shall be done on all ethanol produced at the Plant that is consistent with industry standards.
Lincolnway shall deliver to Eco a composite analysis of all ethanol produced at the Plant on a monthly basis, and also at such other times and for such production periods as are reasonably requested by Eco from time to time. The composite analysis shall be in a format reasonably acceptable to Eco and Lincolnway.
10.    Other Expenses: Lincolnway shall be responsible for paying all sales taxes, fees and charges assessed or imposed by any governmental authority or industry organization with respect to the export, sale and delivery of ethanol to Eco as contemplated by this Agreement, including, without limitation, taxes, fees and charges for export, import, ad valorem, value added, assessment, sales, inspection or otherwise. Lincolnway shall also be responsible for paying any and all local, state and federal tax liabilities. If any such taxes, fees and charges of Lincolnway are paid by Eco, Lincolnway shall promptly reimburse Eco for such fees and charges or Eco shall have a right to offset such taxes, fees and charges against amounts determined to be owed to Eco by Lincolnway, pursuant to Section 31. Eco shall be responsible for any and all taxes or fees directly attributable to it after title transfer.
11.    Duties of Lincolnway: Lincolnway agrees as follows:
(a)    Lincolnway shall cooperate with Eco in the performance of the services to be provided by Eco under this Agreement in a commercially reasonable manner, including by providing Eco, in a timely manner, any records or information that Eco may reasonably request from time to time as part of Eco's marketing of ethanol.
(b)    Lincolnway shall use commercially reasonable efforts to (i) meet the production estimates reflected in the reports provided by Lincolnway pursuant to Section 6(a), and (ii) maintain the Plant in good and safe operating repair and condition, subject to ordinary wear and tear and depreciation; provided, however, that notwithstanding any term or condition of this Agreement, or otherwise, that may appear to be to the contrary, Lincolnway shall in all events and at all times have

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

the right to manage its business in all respects and in its sole discretion, including determining Lincolnway's level of production of ethanol of the Plant from time to time and based upon such considerations as are determined to be relevant by Lincolnway from time to time. Without limiting the generality of the foregoing, Lincolnway shall in all events have the right to discontinue or otherwise terminate the production of ethanol at any time, and for such period of time as is determined by Lincolnway, in its sole discretion, but subject to Lincolnway's obligation to fulfill any Accepted Purchase Orders.
(c)    Lincolnway shall promptly notify and advise Eco of any laws, rules, regulations, court orders, requirements and standards, taxes, fees or charges of any governmental authority or industry organization (or any changes thereof) of which Lincolnway is aware that could impact in a material way the ethanol sold hereunder or the sale or resale thereof, or any other transactions contemplated by this Agreement.
(a)    Lincolnway shall perform its duties and obligations under this Agreement in a commercially reasonable manner and in compliance in all material respects with all governmental laws, rules and regulations that are applicable to Lincolnway's duties and obligations under this Agreement.
(b)    Lincolnway shall advise Eco of any matter regarding any ethanol sold hereunder that is known by Lincolnway that raises an issue of compliance of such ethanol with applicable governmental laws, rules or regulations or industry standards.
(c)    Lincolnway shall use commercially reasonable efforts to obtain and continuously maintain in effect any and all material governmental and other consents, approvals, authorizations, registrations, licenses, bonds and permits that are necessary or appropriate for Lincolnway to fully and timely perform all of its duties and obligations under this Agreement, including, without limitation, all licenses, permits and other approvals that are necessary or appropriate to sell the ethanol sold hereunder as contemplated herein.
(d)    All ethanol shall be delivered and sold to Eco by Lincolnway free and clear of all liens, restrictions on transferability, reservations, security interests, financing statements, licenses, mortgages, tax liens, charges, contracts of sale, mechanics' and statutory liens and all other liens, claims, demands, restrictions and encumbrances whatsoever arising by or through Lincolnway (collectively, "Encumbrances").
(e)    Lincolnway shall indemnify and hold Eco harmless from all obligations and responsibilities of its lease agreements that it may have with any specific leasing company.
(f)    Lincolnway will establish and maintain at all times true and accurate books, records, documents, contracts, accounts and electronic data in accordance with generally accepted accounting principles (GAAP) applied consistently from year to year consistent with good industry practices, distinguishable from all other books and records, in respect of all transactions undertaken by Lincolnway pursuant to this Agreement.
12.    Duties of Eco: Eco agrees as follows:

(a)    Eco shall cooperate with Lincolnway in the performance of the services to be provided by Lincolnway under this Agreement in a commercially reasonable manner, including by providing Lincolnway, in a timely manner, any records or information that Lincolnway may reasonably

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

request from time to time with respect to ethanol sold to Eco under this Agreement or Eco's services under this Agreement.
(b)    Eco shall perform its duties and obligations under this Agreement in a commercially reasonable manner and in compliance in all material respects with industry standards and all governmental laws, rules and regulations that are applicable to Eco's services and duties and obligations under this Agreement, including regarding the transportation and shipment of ethanol.
(c)    Eco shall be solely liable and responsible for Eco's relationship and dealings with all Eco Carriers and all third-party purchasers of ethanol from Eco, including with respect to and for billing, collections and account servicing and management, and Eco shall bear all credit and collection risk with respect to Eco's sales of ethanol to third parties.
(d)    Eco shall advise Lincolnway of any matter regarding any ethanol sold hereunder that comes to the attention of Eco and that raises an issue of compliance of such ethanol with applicable governmental laws, rules, regulations or industry standards.
(e)    Eco shall obtain and continuously maintain in effect any and all governmental and other consents, approvals, authorizations, registrations, licenses and permits that are necessary or appropriate for Eco to fully and timely perform all of its services, duties and obligations under this Agreement.
(f)    Eco will establish and maintain at all times true and accurate books, records, documents, contracts, accounts and electronic data in accordance with generally accepted accounting principles (GAAP) applied consistently from year to year consistent with good industry practices, distinguishable from all other books and records, in respect of all transactions undertaken by Eco pursuant to this Agreement.
(g)    Eco shall promptly notify and advise Lincolnway of any laws, rules, regulations, court orders, requirements and standards, taxes, fees or charges of any governmental authority or industry organization (or any changes thereof) of which Eco is aware that could impact in a material way the ethanol bought hereunder or the purchase or resale thereof, or any other transactions contemplated by this Agreement.
(h)    Eco shall obtain and continuously maintain in effect any and all governmental and other consents, approvals, authorizations, registrations, licenses and permits that are necessary or appropriate for Eco to fully and timely perform all of its duties and obligations under this Agreement, including, without limitation, all licenses, permits and other approvals that are necessary or appropriate to market and sell the ethanol sold hereunder as contemplated herein.
13.    Representations and Warranties of Lincolnway: Lincolnway represents and warrants to Eco as follows:
(a)    Lincolnway is duly organized, validly existing and in good standing under the laws of the state in which Lincolnway was organized, and has and shall maintain all requisite power and authority to own or otherwise hold and use its property and carry on its business as now conducted and as to be conducted pursuant to this Agreement.
(b)    This Agreement has been duly authorized, executed and delivered by Lincolnway, and constitutes the legal, valid and binding obligation of Lincolnway, enforceable against Lincolnway in accordance with its terms. Lincolnway has and shall maintain all requisite power and

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

authority to enter into and perform this Agreement, and all necessary actions and proceedings of Lincolnway have been taken to authorize the execution, delivery and performance of this Agreement.
(c)    The execution and performance of this Agreement do not require the consent of any person, entity or agency that has not been obtained and do not and will not conflict with, breach or otherwise violate any of the terms or provisions of the organizational or governing documents of Lincolnway or of any agreement, document or instrument to which Lincolnway is a party or by which Lincolnway or any of its assets or properties are bound.
(d)    There is no civil or criminal action or other litigation, action, suit, investigation, claim or demand pending or, to the knowledge of Lincolnway, threatened, against Lincolnway that may have a material adverse effect upon the transactions contemplated by this Agreement or Lincolnway's ability to perform its duties and obligations under, or to otherwise comply with, this Agreement.
(e)    As of the date of this Agreement, Lincolnway is in compliance in all material respects with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), other than Laws where neither the costs or potential costs of failing to comply, nor the costs or potential costs of causing compliance, would be material to Lincolnway or its business or assets. The definition of Laws set forth above includes, without limitation, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act of 1986, the Emergency Planning and Community Right to Know Act of 1986, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, any state equivalent thereof and all other laws related to the protection of the environment ("Environmental Laws").
(f)    All ethanol sold to Eco hereunder, in the form as loaded into the truck or rail car of the Eco Carrier, (i) will meet or exceed (but need not exceed) the specifications set forth in Exhibit A, (ii) may be lawfully introduced into commerce under the laws of the United States of America, and (iii) will not change its composition in a manner that causes the ethanol to fail to comply with the preceding subclauses (i) or (ii) due solely to the ethanol production process utilized by Lincolnway (collectively, the "Specifications"); in each case for a period of 30 days from the date of the loading of the ethanol in question into the truck or rail car of the Eco Carrier at the Plant (the "Warranty Period").
If any ethanol fails to conform to the Specifications during the Warranty Period and Eco provides Lincolnway, before the close of the Warranty Period, with written notice of the failure, and satisfactory written evidence and other proof of such failure, Eco may reject such ethanol as provided in Section 10. Eco's sole and exclusive remedy for the failure of any ethanol to meet the Specifications shall be rejection of the ethanol in question as provided in Section 10.
(h)(g)    As of the date of this Agreement, Lincolnway has, and will at all times during the Term continuously maintain in effect, any and all governmental and other consents, approvals, authorizations, registrations, licenses and permits that are necessary or appropriate for Lincolnway to fully and timely perform all of its duties and obligations under this Agreement, including, without limitation, all licenses, permits and other approvals that are necessary or appropriate to sell the ethanol sold hereunder as contemplated herein.
14.    Representations and Warranties of Eco: Eco represents and warrants to Lincolnway as follows:

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

(a)    Eco is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has and shall maintain all requisite power and authority to own or otherwise hold and use its property and carry on its business as now conducted and as to be conducted pursuant to this Agreement.
(b)    This Agreement has been duly authorized, executed and delivered by Eco, and constitutes the legal, valid and binding obligation of Eco, enforceable against Eco in accordance with its terms. Eco has and shall maintain all requisite power and authority to enter into and perform this Agreement, and all necessary actions and proceedings of Eco have been taken to authorize the execution, delivery and performance of this Agreement.
(c)    The execution and performance of this Agreement do not require the consent of any person, entity or agency that has not been obtained and do not and will not conflict with, breach or otherwise violate any of the terms or provisions of the organizational or governing documents of Eco or of any agreement, document or instrument to which Eco is a party or by which Eco or any of its assets or properties are bound.
(d)    There is no civil or criminal action or other litigation, action, suit, investigation, claim or demand pending or, to the knowledge of Eco, threatened, against Eco that may have a material adverse effect upon the transactions contemplated by this Agreement or Eco's ability to perform its duties and obligations under, or to otherwise comply with, this Agreement.
(e)    As of the date of this Agreement, Eco is in compliance in all material respects with all applicable Laws (as that term is defined in Section 15(e)), other than Laws where neither the costs or potential costs of failing to comply, nor the costs or potential costs of causing compliance, would be material to Eco or its business or assets. The term "Laws" includes all Environmental Laws (as that term is defined in Section 15(e)).
(f)    As of the date of this Agreement, Eco has, and will at all times during the Term continuously maintain in effect, any and all governmental and other consents, approvals, authorizations, registrations, licenses and permits that are necessary or appropriate for Eco to fully and timely perform all of its duties and obligations under this Agreement, including, without limitation, all licenses, permits and other approvals that are necessary or appropriate to market and sell the ethanol sold hereunder as contemplated herein.
15.    No Other Warranties: Except only for the limited express warranties set forth in, respectively, Section 15 and Section 16 above, neither Lincolnway nor Eco makes any express warranties whatsoever regarding any ethanol or any other thing or matter whatsoever, and Lincolnway and Eco each hereby exclude and disclaim in entirety all implied warranties whatsoever, including any implied warranties of merchantability, noninfringement and fitness for a particular purpose, with respect to all ethanol and all other things and matters whatsoever.
16.    Limitation of Damages; Statute of Limitations: Under no circumstances or theories (including, but not limited to, tort or breach of this Agreement) shall Eco or Lincolnway be liable to the other for any lost profits, business or goodwill, or for any exemplary, special, incidental, consequential, punitive or indirect damages whatsoever, which are in any way related to or connected with or arise out of this Agreement (and even if Eco or Lincolnway, as the case may be, knew or should have known of the possibility of any of those damages), including, without limitation, to, with or out of any performance or nonperformance of any ethanol or Eco's or any other person's use of or inability to use any ethanol (whether alone or in connection with or as part of other goods or products).

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

Any claim, suit, action or other proceeding for any breach or nonfulfillment of, or default under, any term or condition of this Agreement must be commenced within one year of the date on which the cause of action accrued, or such claim, suit, action or proceeding shall be lost and forever barred.

17.    Limitations:
(a)    Subject to Section 30, Lincolnway is responsible and liable for all non-deliveries of ethanol that it is contracted to supply to Eco hereunder, and Eco is responsible and liable to purchase all such ethanol. Without limiting the foregoing or Lincolnway's obligations and liabilities hereunder, Eco, in conjunction with Lincolnway, shall reasonably assist in procuring ethanol from other suppliers to cover any such non-deliveries by Lincolnway; provided, however, Lincolnway will reimburse Eco for any losses, costs and expenses incurred by Eco relating thereto and Lincolnway shall remain responsible and liable for any additional expense related to any failure to supply ethanol by Lincolnway to Eco. In the event Eco procures product for Lincolnway, Eco is obligated to act in good faith and in the best interests of Lincolnway, and must keep Lincolnway informed of such procurement to the greatest extent possible.
(b)    Eco shall reserve the right to refuse to do business with any party who it reasonable deems to be a credit or performance risk.
(c)    Upon any termination of this Agreement, both parties will be responsible to take all actions reasonably necessary to complete any valid and existing Accepted Purchase Orders.
18.    Confidentiality:
(a)    During the Term and for a period of three (3) years thereafter, the parties agree, to the extent permitted by law, to preserve and protect the confidentiality and terms of this Agreement, and to not disclose any terms hereof except as required by any applicable law, rule or regulation, including the Securities Exchange Act of 1934 and the regulations promulgated pursuant thereto, or unless required by a court of competent jurisdiction or as agreed to by the other party. Both parties recognize that applicable law may require the filing of this Agreement with, or the furnishing of information to, governmental authorities or regulatory agencies. Both parties further recognize the need, from time to time, for the submission of this Agreement to affiliates, consultants or contractors performing work on, or related to, the subject matter of this Agreement. The parties agree to allow the submission of this Agreement to affiliates, consultants and contractors only if such affiliates, consultants and contractors agree to protect the confidentiality of this Agreement. In the event either party is of the opinion that applicable law requires it to file this Agreement with, or to disclose information related to this Agreement to, any judicial body, governmental authority or regulatory agency, that party, if permitted by such body, authority or agency, shall so notify the other party in writing promptly upon learning of such requirement and prior to the disclosure or filing of this Agreement and, notwithstanding any other provision of this Section 20, shall disclose only those portions of this Agreement required by such body, authority or agency.
(b)    In the event that Lincolnway is a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Act"), and Lincolnway determines that Lincolnway is required to publicly disclose this Agreement or any of the terms hereof pursuant to Lincolnway obligations under the Act, then Lincolnway shall use its best efforts to seek confidential treatment with the Securities and Exchange Commission of the Marketing Fee amount and Section 22(a)(vi).

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

19.    Solicitation: During the Term, Lincolnway agrees not to contactinterfere with, solicitdisrupt or attempt to disrupt any relationships, contractual or otherwise, between Eco and any of its purchasers of ethanol, employees or vendors.
20.    Term and Termination:
(a)    The term of this Agreement (the "Term") shall commence on January 1st, 2013, and shall continue for two (2) years (the "Initial Term"), unless earlier terminated as provided below. Upon the expiration of the Initial Term, this Agreement will automatically renew for additional consecutive terms of two (2) years each (each, a "Renewal Term") unless either party hereto gives written notice to the other at least ninety (90) days prior to the end of the Initial Term or the then current Renewal Term, in which case this Agreement shall terminate at the end of the Initial Term or such then current Renewal Term.
Notwithstanding any other provision of this Agreement, this Agreement may be terminated as follows:
(i)    By Lincolnway in the event of a breach of any of the terms hereof by Eco, by written notice specifying the breach, which notice shall be effective fifteen (15) days after it is given to Eco unless Eco cures the breach within such 15-day period, except for a breach of Section 4(a) for which notice shall not be required and Eco shall only have five (5) days to cure; provided, however, that this Agreement may be terminated by Lincolnway, effective upon the giving of written notice to Eco, and without any opportunity for cure by Eco, if Lincolnway has provided Eco with bona fide written notices pursuant to this subparagraph (i), or if Eco has breached Section 4(a), on at least three or more prior occasions during the Initial Term or the Renewal Term then in effect, and regardless of whether such prior breaches were cured by Eco.

(i)    By Eco in the event of a breach of any of the terms hereof by Lincolnway, by written notice specifying the breach, which notice shall be effective fifteen (15) days after it is given to Lincolnway unless Lincolnway cures the breach within such fifteen (15) day period; provided, however, that this Agreement may be terminated by Eco, effective upon the giving of written notice to Lincolnway, and without any opportunity for cure by Lincolnway, if Eco has provided Lincolnway with bona fide written notices pursuant to this subparagraph (ii) on at least three or more prior occasions during the Initial Term or the Renewal Term then in effect, and regardless of whether such prior breaches were cured by Lincolnway.
(i)    By the mutual consent of both parties on such terms as the parties may agree.
(ii)    By either party immediately in the event that the other party is in a state of bankruptcy. For purposes hereof, a party is in a state of bankruptcy in the event a voluntary or involuntary proceeding is commenced with respect to such party under any applicable bankruptcy laws of any jurisdiction to which such party is subject, or otherwise for arrangement, reorganization, dissolution, liquidation, settlement of claims or winding up of affairs, and, if involuntary, such proceeding is consented to by such party or remains undismissed for more than sixty (60) days.
(iii)    By written notice pursuant to the terms of Sections 29(b) or 30.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

(iv)    *
(b)    Eco and Lincolnway shall be and remain responsible following the termination of this Agreement for purchasing and selling, in accordance with the terms of this Agreement, the ethanol which is the subject of any unfilled Accepted Purchase Orders, and this Agreement shall continue for that limited purpose. Notwithstanding the foregoing, however, if this Agreement was terminated by Lincolnway by reason of a breach of this Agreement by Eco, then Lincolnway may, in its sole discretion, require full payment for all ethanol that will be picked up by Eco after the effective date of the termination of this Agreement.
(c)    The termination of this Agreement pursuant to the terms hereof shall not act as a waiver or release of any rights or remedies available at law, in equity or otherwise that may have accrued prior to such termination, nor shall the termination of this Agreement affect any of the terms of this Agreement that contemplate performance or continuing obligations beyond or following the termination of this Agreement, including the obligations of, as applicable, Eco and/or Lincolnway under Sections 20 and 26.
21.    Insurance: During the Term and for a period of six months following the termination of this Agreement, Eco and Lincolnway shall each maintain comprehensive general product and public liability insurance, with liability limits of at least $2,000,000 in the aggregate. Eco and Lincolnway shall cause the other to be named as an additional insured on such insurance, and such insurance must provide for notice to Lincolnway or Eco, as the case may be, prior to any termination or nonrenewal of such insurance. Eco and Lincolnway shall provide the other with reasonable evidence of such insurance upon the reasonable request of the other from time to time.
22.    Limitation of Liability: Each party acknowledges and agrees that the other party does not make any guarantee, express or implied, to the other of profit, or any particular results from the transactions hereunder. In no event shall Eco be responsible for any loss or damages resulting from a mechanical, operational, accidental, or environmental event of any kind occurring prior to the ethanol being loaded on to the trucks or rail cars of an Eco Carrier unless caused by any act or omission of Eco or any Eco Carrier.
23.    Disclaimer: Except as otherwise required herein, the parties to this Agreement understand and agree that neither party makes any warranty to the other respecting legal or regulatory requirements and risks of the transactions contemplated hereby.
24.    Indemnity:
(a)    Subject to Section 18, Lincolnway shall indemnify, defend and hold Eco (and its respective officers, directors, managers, members, shareholders, agents and representatives) harmless from (i) claims, demands and causes of action asserted against Eco by any person (including, without limitation, employees of Eco) for personal injury or death, or for loss of or damage to property, resulting from the willful misconduct of Lincolnway or any of its officers, directors, managers, employees, agents or representatives, and (ii) any suit, action, proceeding, loss, damage, liability, cost or expense (including attorneys' fees and arbitration or court costs), claim, counterclaim, demand or allegation in any way arising from, related to or connected with any breach of any term of this Agreement by Lincolnway.
(b)    Subject to Section 18, Eco shall indemnify, defend and hold Lincolnway (and its respective officers, directors, managers, members, shareholders, agents and representatives) harmless from (i) claims, demands and causes of action asserted against Lincolnway by any person (including, without limitation, employees of Lincolnway) for personal injury or death, or for loss of

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

or damage to property, resulting from the willful misconduct of Eco or any of its officers, directors, managers, employees, agents or representatives, and (ii) any suit, action, proceeding, loss, damage, liability, cost or expense (including attorneys' fees and arbitration or court costs) , claim, counterclaim, demand or allegation in any way arising from, related to or connected with any breach of any term of this Agreement by Eco or any act or omission of any Eco Carrier.
(c)    Where personal injury, death or loss of or damage to property is the result of the joint negligence or misconduct of Lincolnway and Eco, the parties expressly agree to indemnify each other in proportion to their respective share of such joint negligence or misconduct.
(d)    Any payment owed by Eco to Lincolnway under this Agreement that is not made when due shall bear interest from the date that is five days after such payment was due until it is paid at the rate of eight percent per annum, and in order for Eco to cure any default in payment by Eco under this Agreement, Eco must pay both such delinquent payment and the interest thereon as provided in this paragraph.
25.    Nature of Relationship: Each party hereto is an independent contractor providing or purchasing services or products from the other. No employment relationship, agency, partnership or joint venture is intended, nor shall any such relationship be deemed created hereby. Except as may be specifically set forth in this Agreement, each party shall be solely and exclusively responsible for its own expenses and costs of performance.

26.    Notices: Unless otherwise provided in this Agreement, all notices under this Agreement shall be in writing and deemed duly given, if delivered: (a) personally by hand or by a nationally recognized overnight courier service, when delivered at the address specified in this Section 28; (b) by United States certified or registered first class mail when delivered at the address specified in this Section 28, on the date appearing on the return receipt therefor; (c) by facsimile transmission, when such facsimile transmission is transmitted to the facsimile transmission number specified in this Section 28; or (d) by electronic mail when such electronic mail is transmitted to the electronic mail address specified in this Section 28:

Lincolnway Energy	Lincolnway Energy

ATTENTION:	President / CEO

ADDRESS:	59511 W. Lincoln Hwy.
Nevada, IA 50201

PHONE:	515-817-0161

EMAIL:	ksupercynski@lincolnwayenergy.com

Eco-Energy:	Eco-Energy, Inc.

ATTENTION:	Executive Officer

ADDRESS:	725 Cool Springs Blvd, Suite 500
Franklin, TN 37067

PHONE:	(615) 778-2898

FAX:	(615) 778-2897

EMAIL:	chadm@eco-energyinc.com
Eco and Lincolnway may change any of their above notice information at any time and from time to time by a notice to the other given in accordance with this Section 28.
27.    Compliance with Governmental Controls; No Breach:

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

(a)    To the extent applicable, the parties agree to comply in all material respects with all laws, ordinances, rules, codes, regulations and lawful orders of any government authority applicable to the performance of this Agreement, including, without limitation, safety, health, social security, pension and benefits, wage hour laws, environmental laws, and laws regarding unemployment compensation, non-discrimination on the basis of race, religion, color, sex or national origin and affirmative action (collectively, the "Regulations").
(b)    The parties enter this Agreement in reliance upon the Regulations in effect on the date of the Agreement with respect to or directly or indirectly affecting the ethanol to be delivered, including without limitation, production, gathering, manufacturing, transportation, sale and delivery thereof insofar as said Regulations affect Lincolnway, Eco and their customers. In the event that at any time subsequent to the date of the Agreement, any of said Regulations are changed or new Regulations are promulgated whether by law, decree, interpretation or regulation, or by response to the insistence or request of any governmental authority or person purporting to act therefore, and the effect of such changed or new Regulation (i) is or will not be covered by any other provisions of this Agreement, and (ii) has or will have a material adverse economic effect upon the parties to this Agreement or the suppliers or customers of said parties, the parties shall have the option to request renegotiation of the prices and other pertinent terms provided for in the Agreement and their respective effective dates. Said option may be exercised by Eco or Lincolnway at any time within 90 days after such changed or new Regulation is promulgated by giving written notice of the exercise of its option to renegotiate to the other. Such notice shall contain the new prices and terms desired by Eco or Lincolnway, as the case may be. If the parties do not agree upon new prices and terms satisfactory to both parties within ninety (90) days after such notice is given, Eco or Lincolnway shall have the right to terminate this Agreement at the end of said ninety (90) day period.
28.    Force Majeure: Subject to the last two sentences of this Section, if any term or condition of this Agreement to be performed or observed by Eco or Lincolnway is rendered impossible of performance or observance due to any force majeure event or any other act, omission, matter, circumstance, event or occurrence beyond the commercially reasonable control of Eco or Lincolnway, as the case may be (each, an "Force Majeure Event"), the affected party shall, for so long as such Force Majeure Event exists, be excused from such performance or observance, provided the affected party (i) promptly notifies the other party of the occurrence of the Force Majeure Event, (ii) takes all such steps as are reasonably necessary or appropriate to terminate, remedy or otherwise discontinue the effects of the Force Majeure Event, and (iii) recommences performance after the termination or discontinuance of the Force Majeure Event; provided, however, that if after thirty (30) days from the occurrence of the Force Majeure Event the affected party is still unable to perform its obligations under this Agreement, the other party may, in such party's sole discretion, terminate this Agreement effective upon the giving of written notice to the affected party at any time prior to the termination or discontinuance of the Force Majeure Event in question. The term "Force Majeure Event" includes an actual or threatened act or acts of war or terrorism, earthquake, acts of God, civil disturbance, hostilities, disorders, riots, sabotage, strikes, lockouts and labor disputes; provided, however, that nothing in this Section 30 is intended or shall be interpreted to require the resolution of labor disputes by acceding to the demands of labor when such course is inadvisable in the discretion of the party subject to such dispute. The term "Force Majeure Event" does not include (A) events affecting the performance of third-party suppliers of goods or services except to the extent caused by an event that otherwise is a Force Majeure Event; (B) changes to market conditions that affect the price of ethanol or other outputs of the Plant or corn or other feedstocks of the Plant that are not caused by a Force Majeure Event; (C) any obligation of either party to make payments hereunder; or (D) any event caused solely or primarily by the acts or omissions of the party claiming a Force Majeure Event. Notwithstanding the foregoing, this Section is not applicable to, and shall not excuse any performance of, any payment or indemnification duty or obligation.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

29.    Arbitration. Any dispute that arises pursuant to this Agreement shall be subject to this Section 31 as follows:
(a)    In the event any controversy, disagreement or dispute (a "dispute") arises from any of this Agreement, and the parties are unable to resolve such dispute within thirty (30) days after notice thereof is first delivered, the parties agree, subject to subparagraph (d) below, to submit such dispute to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). However, the parties also agree that they are not required to use the services of the AAA and may mutually agree to appoint an arbitrator to hear any dispute.
(b)    Any arbitrator selected by mutual agreement of the parties shall be experienced in the matter or action that is the subject of the arbitration. The arbitrator so chosen shall be impartial and independent of both parties. If the parties cannot agree to the mutual selection of an arbitrator within twenty (20) days after the end of such thirty-day period, then any party may in writing request AAA to select an appropriate arbitrator, and such arbitrator shall hear all arbitration matters arising under this section.
(c)    Any arbitration shall take place in Chicago, Illinois or such other place as may be mutually agreed by Eco and Lincolnway. The decision of the arbitrator is binding and no suit at law or equity shall be instituted by any party to this Agreement except to enforce the decision of the arbitrator. Any award rendered by the arbitrator shall be final and judgment may be entered on it in any court having jurisdiction.
(d)    Notwithstanding the preceding provisions of this Section, however, Eco or Lincolnway may pursue any equitable remedies, including preliminary, temporary or permanent injunctive relief for any breach of Section 20, and Eco or Lincolnway may terminate this Agreement as otherwise provided herein, in either circumstance without first being required to submit the underlying issue or dispute to arbitration.
30.    General:
(a)    This Agreement is the entire understanding of the parties concerning the subject matter hereof and supersedes any and all prior agreements. No course of dealing or usage of trade shall be relevant or admissible to supplement, explain or vary any of the terms of this Agreement, except only where this Agreement expressly refers to industry standards or industry practices, if any, in which event such industry standards or industry practices shall only be considered or applied with respect to the particular action, item, matter or issue in question, but the terms of this Agreement shall govern and control in the event of any conflict or inconsistency between any term or condition of this Agreement and any such industry standard or industry practice. Any reference to industry standards or industry practices in this Agreement is to the then current generally recognized industry standards or industry practices for the ethanol industry in the United States. All sales of ethanol to Eco by Lincolnway pursuant to this Agreement are made upon and subject to, and are expressly limited solely to, the terms and conditions of this Agreement and the corresponding Accepted Purchase Order, and Eco and Lincolnway each hereby object to any additional, different or inconsistent terms that may be set forth in any other document that Lincolnway or Eco, as the case may be, may at any time and from time to time submit to the other (including in any Purchase Order or Purchase Contract), and no such additional, different or inconsistent terms shall be a part of this Agreement or any sale of any ethanol to Eco by Lincolnway pursuant to this Agreement or shall otherwise have any force or effect whatsoever. In the event of any conflict or inconsistency between the terms of this Agreement and of any Accepted Purchase Order or other Purchase Order or information that may be provided by Eco to Lincolnway pursuant to this Agreement or otherwise, the terms and conditions of this Agreement

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

shall govern and control to the full extent of such conflict or inconsistency. Any exhibits and schedules to this Agreement are incorporated into this Agreement by this reference as if set forth in full. The language of this Agreement shall not be construed in favor of or against either Eco or Lincolnway, but shall be construed as if the language was drafted mutually by both Eco and Lincolnway. Any amendment to this Agreement shall only be effective and binding if in writing and executed by the parties hereto. No waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.

(b)    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction. Without limiting the generality of the foregoing, each term of this Agreement that provides for a limitation of remedies or liability, disclaimer or exclusion of warranties, or exclusion or limitation of damages, is subject to this paragraph. Further, if any remedy is determined to have failed of its essential purpose or otherwise, all limitations of liability and exclusions and limitations of damages provided for in this Agreement shall remain in full force and effect.
(c)    This Agreement is not intended to, and does not, create or give rise to any fiduciary duty on the part of any party to any other.
(d)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Either party may transfer or assign this Agreement or its rights and obligations under this Agreement (i) in connection with the sale, merger, exchange or acquisition of all or substantially all of the assets or stock of the party, or (ii) to another company controlling, controlled by or under common control with such party, in each case without having to obtain the consent of the other party. Either party may also assign this Agreement as collateral or security or otherwise to any lender of the party, and any lender may in turn assign this Agreement without such party's consent upon any foreclosure or other exercise of any rights or remedies against Lincolnway or Eco, as the case may be, or any of their respective assets. This Agreement shall not otherwise be transferred or assigned by Lincolnway or Eco without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned.
(a)    All issues, questions and disputes concerning the validity, interpretation, enforcement, performance or termination of this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without giving effect to any other choice of law or conflict of laws rules or provisions.
(b)    This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic signature.
(c)    Time is of the essence in the performance by each of Eco and Lincolnway of their obligations pursuant to this Agreement.

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

(d)    Except as otherwise stated herein, including Sections 15(f), 17 and 18, each of Eco and Lincolnway shall have all rights and remedies available in law, equity or otherwise in the event of the breach of failure to perform by the other of any term or condition of this Agreement.
(e)    The recitals to this Agreement are an integral part hereof and are incorporated herein by reference.
(f)    There are no third party beneficiaries to this Agreement, and nothing contained in this Agreement, express or implied, is intended to confer upon any person other than Eco and Lincolnway (and their respective heirs, successors, legal representatives and permitted assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement, except only that the respective officers, directors, managers, members, shareholders, agents and representatives of Eco and Lincolnway shall have the rights and protections provided to them in, respectively, Section 26(a) and Section 26(b).
(g)    Subject to Section 31, Eco and Lincolnway each consent to the nonexclusive jurisdiction of any federal or state court sitting in Williamson County, Tennessee or Polk County, Iowa in any suit, action or proceeding arising out of or relating to this Agreement. Eco and Lincolnway each waive any right to a jury trial with respect to and in any suit, action, proceeding, claim, counterclaim, dispute, demand or other matter whatsoever arising out of this Agreement

[Reminder of Page Intentionally Left Blank; Signature Page Follows.]

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Ethanol Marketing Agreement as of the Execution Date.

ECO ENERGY, LLC

By:    /s/ Chad Martin
Name:        Chad Martin
Its:        President

LINCOLNWAY ENERGY, LLC

By:    /s/ Kim Supercynski
Name:        Kim Supercynski
Its:        Interim Chief Executive Officer/
Chief Financial Officer

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

Ethanol Marketing Agreement
Signature Page

EXHIBIT A
E GRADE DENATURED FUEL ETHANOL SPECIFICATIONS

MAGELLAN
MIDSTREAM PARTNERS, L.P.

E Grade Denatured Fuel Ethanol Specifications

Specification Points	Test Method	Shipments	Deliveries[1/]
Apparent Proof, 60°F	Hydrometer	Report	
Or Density, 60°F	ASTM D-4052	Report	
Water, Volume %, Maximum	ASTM E-203 or E-1064	1.0	
Ethanol, Volume %	ASTM D-5501		
Minimum		93.5	93.0
Methanol, Volume %, Maximum	ASTM D-5501	0.5	
Sulfur, ppm (wt/wt), Maximum	ASTM D5453	10	
Solvent Washed Gum, mg/100mL	ASTM D-381 Air Jet Method		
Maximum		5	
Potential Sulfate, mass ppm	ASTM D7319		
Maximum		4	
Chloride, mg/L	ASTM D-512-81		
Maximum	Procedure C, Modified per D-4806	32	
Copper, mg/L	ASTM D-1688		
Maximum	Method A, Modified per D-4806	0.08	
Acidity (as acetic acid), Mass %	ASTM D-1613		
Maximum		0.007	
pHe	ASTM D-6423		
Minimum		6.5	
Maximum		9.0	
Appearance @ 60°F	Visual Examination	Visibly free of suspended or precipitated contaminants. Must be clear and bright.	
Denaturant Content and Type[2/]			
Volume %		2	
Corrosion Inhibitor Additive, One of the following is required:	**Minimum treat rate**	**Vendor**	**Additive**
	10 lbs./1000 bbls.	Innospec	DCI-11 Plus
	20 lbs./1000 bbls.	G. E. Betz	Endcor GCC9711
	20 lbs./1000 bbls.	Petrolite	Tolad 3222
	20 lbs./1000 bbls.	Nalco	5403
	20 lbs./1000 bbls.	Betz	ACN 13
	20 lbs./1000 bbls.	Midcontinental	MCC5011E
	13 lbs./1000 bbls.	Midcontinental	MCC5011PHE
	13 lbs./1000 bbls.	Petrolite	Tolad 3224
	13 lbs/1000 bbls.	US Water Services	Corrpro 654
	10 lbs/1000 bbls.	Nalco	5624A
	10 lbs/1000 bbls.	Nalco	5624ATR
	13 lbs/1000 bbls.	US Water Services	Corrpro 656
	6 lbs/1000 bbls	Ashland	Amergy ECI-6
	3 lbs/1000 bbls.	G.E. Power & Water	8Q123ULS
	10 lbs/1000 bbls.	NALCO	EC5624A Plus
	6 lbs/1000 bbls	US Water Services	Corrpro Pro NT

Revision Date: July 13, 2012

___________________________________
*Portion omitted pursuant to request for confidential treatment filed separately with the Securities and Exchange Commission.

Ethanol Marketing Agreement
Signature Page